CONSENT PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report on Form 10-KSB of Registrant for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chairman and Chief Executive Officer and Chief Financial Officer of Registrant, certify that:

	(1)	The Report fully complies with the requirements of Section 13(a)
or 15(d) of the Securities Exchange Act of 1934; and

	(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.


/s/ Willard G. McAndrew, III
Name: Willard G. McAndrew, III
Title:    CEO and President


/s/ Roger N. Wurtele
Name: Roger N. Wurtele
Title: Chief Financial Officer
As of April 15, 2003



































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